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                                  EXHIBIT 23.2


                Letter regarding Change in Certifying Accountant
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June 27, 1997


Board of Directors
Downey Financial Corp.
3501 Jamboree Road
Newport Beach, CA 92660


We consent to the description of the statements made by the registrant in the current Form 11-K concerning our resignation after the completion of the independent auditor's report and financial statements for the plan year ending December 31, 1995.

Very truly yours,



/s/ Scott, Bankhead & Co.